UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

RADIAN GROUP INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11356	23-691170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 MARKET STREET, PHILADELPHIA, PENNSYLVANIA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 231-1000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

On May 6, 2008, the board of directors of Radian Group Inc. (the “Company”) appointed Catherine M. Jackson as the Company’s principal accounting officer.

Ms. Jackson, 45, joined the Company in January 2008 and currently serves as the Company’s Senior Vice President and Controller. Prior to joining the Company, from 2004 to 2007, Ms. Jackson served as Executive Vice President and Chief Accounting Officer of Capmark Financial Group, Inc. (“Capmark”), a global provider of financial services to investors in commercial real estate-related assets. From 1999 to 2004, Ms. Jackson held the position of Senior Vice President, Capital Markets Controller with Capmark.

There are no arrangements or understandings between Ms. Jackson and any other person pursuant to which she was selected as an officer. Ms. Jackson does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Jackson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e) Compensatory Arrangements of Certain Officers.

Employment Agreement

On May 5, 2008, the Company and Sanford A. Ibrahim, the Company’s Chief Executive Officer, entered into a new Employment Agreement (the “Employment Agreement”). Mr. Ibrahim’s existing 2005 Employment Agreement expired on May 3, 2008 (the “2005 Agreement”). The Employment Agreement differs from the 2005 Agreement in that it: (1) limits the tax gross-up upon a Change of Control (as defined in the Employment Agreement), (2) provides extended health coverage in the event of certain terminations of employment, (3) provides for full vesting of options and other equity grants and a continuation of options for the balance of the term in the event of certain terminations of employment, (4) updates compensation and benefit provisions, (5) makes changes to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and (6) makes other appropriate changes.

The Employment Agreement provides for an employment term commencing on May 4, 2008 and ending on May 3, 2011. If a Change of Control occurs, the term of the Employment Agreement will be automatically extended to the later of (1) two years from the date of the Change of Control or (2) the end of the then current term. Either party may terminate the Employment Agreement with appropriate notice, subject to the terms of the Employment Agreement.

Mr. Ibrahim will continue to serve as the Chief Executive Officer of the Company under the Employment Agreement and will receive an annual base salary of $800,000, which will be subject to annual adjustment by the Company’s independent directors. His target annual cash incentive award will be at least 1.75 times his annual base salary, and the amount paid to Mr. Ibrahim will be based on achievement of performance goals established by the Compensation and Human Resources Committee of the Company’s board of directors and approved by the Company’s independent directors. Mr. Ibrahim is entitled to participate in the long-term equity incentive programs established by the Company for its senior level executives and in the Company’s employee benefit plans in accordance with their terms. His target long-term equity incentive compensation for each year will be at least three times his annual base salary.

If Mr. Ibrahim’s employment terminates for any reason other than Cause (as defined in the Employment Agreement) after he completes five years of service (“Retirement”), if his employment terminates on account of death or disability, if the Company terminates his employment without Cause, or if he terminates employment for Good Reason (as defined in the Employment Agreement), Mr. Ibrahim’s stock options, restricted stock and other equity awards will become fully vested, and the options will remain exercisable for the balance of the option term.

If Mr. Ibrahim’s employment terminates on account of Retirement, death or disability, if the Company terminates his employment without Cause, or if he terminates employment for Good Reason, the Company will permit Mr. Ibrahim and his wife to elect continued medical coverage under the Company’s group medical plan for a period of time (and subject to certain conditions) as set forth in the Employment Agreement. As an alternative to continuing coverage under the Company’s group medical plan, the Company may provide coverage under a fully insured medical policy at the Company’s expense.

Pursuant to the Employment Agreement, Mr. Ibrahim will receive severance benefits if his employment is terminated without Cause or if he resigns for Good Reason. If Mr. Ibrahim’s employment is terminated without Cause or he resigns for Good Reason before a Change of Control, he will receive the following severance benefits: (1) two times his base salary and target annual bonus, (2) a pro-rated target bonus for the year of termination, (3) continued medical coverage as described above, and (4) full vesting of equity awards as described above. If Mr. Ibrahim’s employment is terminated without Cause or if he resigns for Good Reason on or after a Change of Control, the multiplier for (1) above increases to three times his base salary and target annual bonus. The severance benefits are conditioned on Mr. Ibrahim executing a release of claims against the Company.

If an excise tax under section 4999 of the Code will be triggered by any payments upon a Change of Control, and if the payments are at least 110% of the threshold amount that triggers the excise tax under section 4999 of the Code, the Company will pay a gross-up amount to Mr. Ibrahim so that the amount he retains after tax is equal to the after-tax amount he would have retained had no excise tax applied. If the Company does not pay the gross-up amount because the payments are below the threshold, the Company will reduce payments under the Employment Agreement to the maximum amount that can be paid under sections 280G and 4999 of the Code without imposition of the excise tax, if the net after-tax amount that Mr. Ibrahim would receive after the reduction is equal to or greater than the net after-tax amount he would receive without the reduction.

To the extent permitted by law, the Company will pay legal fees and expenses that Mr. Ibrahim incurs to enforce the Employment Agreement, so long as Mr. Ibrahim prevails on at least one material issue contested by the Company. Under the Employment Agreement, Mr. Ibrahim has agreed not to compete with the Company and not to solicit its employees or customers during his employment and for a period of 12 months following termination of employment for any reason.

The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 as if fully set forth herein.

Deferred Compensation Plans

On May 6, 2008, the Company’s board of directors amended the Radian Voluntary Deferred Compensation Plan for Officers and the Radian Voluntary Deferred Compensation Plan for Directors to: (1) take advantage of a one-time transition rule under section 409A of the Code, which allows participants to make changes to their distribution elections without violating Code section 409A, and (2) clarify certain provisions of the plans. In particular, the plans have been amended to:

•

Provide that all amounts that were earned and vested as of December 31, 2004 will be administered as “grandfathered” amounts that are not subject to the restrictions of section 409A, and therefore, will be governed by the distribution and election provisions that were in effect in 2004.

•

Pursuant to the transition rules under Code section 409A, provide that a participant may change his or her payment elections with respect to deferred amounts that are subject to section 409A; provided that the payment election cannot change payment terms for amounts that are to be paid in 2008 or cause payments to be accelerated into 2008.

•	Make other clarifying changes.

The plans are filed as Exhibits 10.2 and 10.3 to this report and are incorporated into this Item 5.02 as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
+*10.1	Employment Agreement dated as of May 5, 2008 between Radian Group Inc. and Sanford A. Ibrahim.

+*10.2	Radian Voluntary Deferred Compensation Plan for Officers (Amended and Restated May 6, 2008)

+*10.3	Radian Voluntary Deferred Compensation Plan for Directors (Amended and Restated May 6, 2008)

+	Management Contract
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: May 9, 2008	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Senior Vice President, Corporate and Securities Counsel

EXHIBIT INDEX

Exhibit No.	Description
+*10.1	Employment Agreement dated as of May 5, 2008 between Radian Group Inc. and Sanford A. Ibrahim.

+*10.2	Radian Voluntary Deferred Compensation Plan for Officers (Amended and Restated May 6, 2008)

+*10.3	Radian Voluntary Deferred Compensation Plan for Directors (Amended and Restated May 6, 2008)

+	Management Contract
*	Filed herewith